Exhibit 1.01

Accelerate Diagnostics, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2019

This Conflict Minerals Report for the year ended December 31, 2019 is submitted by Accelerate Diagnostics, Inc. (“Accelerate” or the “Company”) as required by Section 13(p) of, and Rule 13p-1 under, the Securities Exchange Act of 1934, as amended (the “Conflict Regulations”). Pursuant to the April 29, 2014 “Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule” issued by Keith F. Higgins, Director, SEC Division of Corporation Finance, the Company is not required to describe its products as “DRC Conflict Undeterminable” or “not found to be DRC Conflict Free.” In addition, the Company is not required to obtain, and has not obtained, an independent private sector audit of this Conflict Minerals Report.

1.	Company Overview

This report has been prepared by management and supply chain personnel of the Company. The information includes the activities of all subsidiaries that are included in the Company’s consolidated financial statements.

Accelerate is an in vitro diagnostics company dedicated to providing solutions for the global challenge of antibiotic resistance and hospital acquired infections. Accelerate’s first diagnostic instrument, the Accelerate Pheno® system, is designed to support the delivery of identification and susceptibility testing across several relevant sample types. Accelerate maintains its principal executive office at 3950 South Country Club, Tucson, Arizona, 85714.

2.	Product Overview

During 2019, the Company manufactured and sold two categories of products: (1) its Accelerate Pheno system instrument and (2) Accelerate PhenoTest® BC Kit consumables. The Accelerate Pheno system is the Company’s rapid diagnostic platform. It features walk-away automation and consists of a fixed instrument and proprietary single-use test kit. The instrument consists of module(s) connected to a single analysis computer, which allows hospitals to acquire various numbers of modules to address their particular test volume. To run a patient sample on the Accelerate Pheno system, a laboratory technician would pipette the patient sample into the Company’s system, insert the Accelerate PhenoTest BC Kit, and initiate the run. Following these simple steps, rapid diagnostic results are delivered for clinical action.

The Company conducted an analysis of its products and determined that tin, tungsten, tantalum and gold can be found in its Accelerate Pheno system instrument and that gold and tin can be found in its Accelerate PhenoTest BC Kit consumables.

3.	Due Diligence

Based on the Company’s reasonable country of origin inquiry (“RCOI”), the Company was unable to reasonably conclude that all of its conflict minerals did not originate in the Democratic Republic of the Congo or adjoining countries (“Covered Countries”) or come from recycled or scrap sources. Conflict minerals are obtained from sources worldwide, and the Company does not desire to eliminate those originating in the Covered Countries. Although, the Company is committed to conflict free sourcing of minerals from its supply chain, the Company also recognizes the importance of supporting responsible mineral sourcing from the Covered Countries so as not to negatively impact the economies of those countries.

The Company first began to commercialize products containing conflict minerals in 2017, and, in accordance with the Conflict Regulations, the Company is continuing its diligence on the source and chain of custody of its conflict minerals using the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements on tantalum, tin, tungsten, and gold (collectively, the “OECD Guidance”).

•	OECD: Step 1: Establishing a strong management system

◦	The Company maintains a team of individuals from its legal, supply chain and research and development departments with relevant expertise in order to perform an assessment of its products and product components and the role that relevant suppliers play throughout the Company’s manufacturing and product delivery processes.

◦	The conflict minerals team oversees all aspects of the Company’s conflict minerals processes and its diligence on conflict minerals sourcing.

•	OECD: Step 2: Risk Identification and Assessment / Identifying supply chain risk

◦	Accelerate supports ethical sourcing and has made progress toward using only conflict-free minerals in its products. The Company initially defined the scope of its conflict minerals due diligence by identifying, contacting and requesting relevant information from its suppliers that provided products or product components for product manufactured by the Company in 2019 that are likely to contain conflict minerals.

◦	The Company adopted the conflict minerals reporting template (“CMRT”) standardized by the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict Free Sourcing Initiative, and which began as a joint effort between the Responsible Business Alliance, formerly known as the Electronic Industry Citizenship Coalition, and the Global e-Sustainability Initiative. The Company requires that each of its relevant suppliers provide the information included within the CMRT, which elicits information relating to the following:

▪	whether conflict minerals within the products or product components supplied to Accelerate originate from a Covered Country;

▪	whether such minerals come from a recycler or scrap supplier;

▪	whether the applicable supplier requests and has received completed CMRTs from all of its sub-suppliers;

▪	whether the supplier has identified the applicable smelters it and its sub-suppliers use to supply products or product components to Accelerate, and, if so, the identity of such smelters;

▪	whether the supplier has a policy in place that includes conflict-free sourcing;

▪	whether the supplier requires its sub-suppliers to be conflict-free;

▪	whether the supplier has implemented due diligence measures for conflict-free sourcing; and

▪	whether the supplier verifies the due diligence materials received from its sub-suppliers, and, if so, whether this process includes corrective action management.

◦	The Company reviews the information provided by its suppliers to determine completeness, assess reasonableness, and attempt to identify inconsistencies and inaccuracies.

◦	Should the Company receive any problematic responses, we will obtain clarifications or additional information and update information provided. The Company periodically obtains updated CMRTs from suppliers.

•	OECD Step 3: Strategy to respond to identifying risks / Implementing strategy to address that risk

◦	Accelerate supports industry initiatives to encourage a conflict-free supply chain and seeks to develop and establish supply arrangements with companies that exercise reasonable measures to ensure the products they supply to Accelerate do not support armed conflict within the Covered Countries. The Company continues to evaluate its supply chain strategy to (a) support the objective of preventing the use in Company products of conflict minerals that directly or indirectly finance or benefit armed groups (as defined in the Form SD) in the Covered Countries, (b) minimize the knowing procurement of materials that are not conflict-free (if conflict-free sources are reasonably available), and (c) further communicate to its suppliers the Company’s expectations and systems that are designed to accomplish this goal.

◦	Accelerate seeks to establish and maintain long-term relationships with its key suppliers. However, Accelerate will carefully evaluate supply arrangements that it determines may finance or benefit armed groups through the sourcing of conflict minerals within the Covered Countries. In such instances, Accelerate may request the supplier to commit to devise and undertake appropriate corrective action to move to a conflict-free source, or it may consider other appropriate sources for the product.

•	OECD Step 4: Smelter audits / Independent auditing of smelters

◦	The Company does not have any direct relationships with smelters or refiners that process conflict minerals, and it does not perform or direct audits of these entities within its supply chain.

•	OECD Step 5: Report on supply chain due diligence / Inherent limitations on due diligence measures

◦	The Company does not obtain conflict minerals directly from mines, smelters or refiners. The Company is an indirect purchaser of conflict minerals, and its due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of the conflict minerals in its products. The Company seeks data from its direct suppliers and those suppliers seek similar information within their supply chains to identify the original sources of the conflict minerals. Thus, the Company relies on its direct material suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to the Company, including sources of conflict minerals that are supplied from lower-tier suppliers. The Company may also rely from time to time on information collected and provided by independent third-party audit programs or other sources that it deems reliable. Such sources of information may produce inaccurate or incomplete information and may be subject to fraud. In addition, because of the Company’s location within the supply chain, its ability to verify the accuracy of information reported by suppliers is limited.

◦	The Company prepares and submits a Form SD to the SEC on an annual basis. This report is made available and posted publicly on the Company’s website.

4.	Survey Responses

In order for Accelerate to understand the sources of conflict minerals used in its complex and multi-tiered supply chain, Accelerate has implemented a survey program capitalizing on industry standards set by the RMI. Accelerate requires all suppliers of products containing conflict minerals to conduct due diligence of their supply chains down to the smelters and refiners and report the results to Accelerate on a CMRT. In this regard, Accelerate surveyed all suppliers that contributed to Accelerate’s products manufactured in 2019 and that contained conflict minerals. Accelerate received responses from 100% of the suppliers surveyed.

Accelerate’s instrument electronics suppliers and its supplier of pins for its consumables have identified the smelters used by such suppliers and other sub-suppliers in connection with their supply of these components, and such smelters are identified in the Table 1. The Company’s suppliers have provided it with information at the “company” level. Declarations at the “company” level do not limit the information provided on smelters to those specific to the products that the supplier provides to the Company. Accordingly, the list of smelters that the Company includes is likely to contain more facilities than those that process or refine the conflict minerals contained in its products.

The Company is continuing to evaluate the information provided by its suppliers, and its efforts to diligence its supply chain and obtain origin information regarding the conflicts minerals used in its products are ongoing.

5.	Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on the Company’s current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Table 1

Table 1 below lists the facilities, which, to the extent known, processed conflict minerals for the Accelerate Pheno Instrument and Accelerate PhenoTest BC Kit:

Subject Mineral	Smelter Name	Country Location of Smelter
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSION FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Subject Mineral	Smelter Name	Country Location of Smelter
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN

Subject Mineral	Smelter Name	Country Location of Smelter
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt. Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES

Subject Mineral	Smelter Name	Country Location of Smelter
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA

Subject Mineral	Smelter Name	Country Location of Smelter
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Subject Mineral	Smelter Name	Country Location of Smelter
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tunsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA